Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BCB Bancorp, Inc.

Bayonne, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 31, 2011, relating to the consolidated financial statements of BCB Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ ParenteBeard LLC

Clark, New Jersey

June 2, 2011